                                                              EXHIBIT 12.2

                    THE ROUSE COMPANY AND SUBSIDIARIES

            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (DOLLARS IN THOUSANDS)

                          NINE MONTHS ENDED
                            SEPTEMBER 30,                YEAR ENDED DECEMBER 31,
                          -------------------  ------------------------------------------------
                            1996       1995      1995      1994      1993      1992      1991
                          ---------  --------  --------  --------  --------  --------  --------
Earnings (loss) before
 income taxes,
 extraordinary loss and
 cumulative effect of
 change in accounting
 principle..............  $  27,341  $  8,415  $ 10,169  $ 13,336  $  3,072  $(20,783) $  5,245
Fixed charges:
 Interest costs.........    169,330   164,213   219,838   220,971   219,705   221,907   219,538
 Capitalized interest...     (7,051)   (5,236)   (6,875)   (7,388)   (8,899)  (15,098)  (21,243)
 Amortization of debt
  issuance costs........      1,466     1,924     2,527     2,146     2,801     3,571     3,173
 Distributions on
  Company-obligated
  mandatorily redeemable
  preferred securities
  of a trust holding
  solely Parent Company
  subordinated debt
  securities............      9,539       --      1,204       --        --        --        --
 Portion of rental
  expense representative
  of interest factor
  (1)...................      5,301     5,042     8,266    10,788    15,988    14,739    15,265
 Support for debt
  service costs provided
  to affiliates
  accounted for under
  the equity method.....        --        --        --        --         31       389     1,106
Adjustments to earnings
 (loss):
 Minority interest in
  earnings of majority-
  owned subsidiaries
  having fixed charges..        893     1,716     2,026     2,234     1,909     1,747     2,118
 Undistributed earnings
  of less than 50%-owned
  subsidiaries..........        --        --       (189)     (564)      (68)      (84)     (540)
 Previously capitalized
  interest amortized
  into earnings (loss):
 Depreciation of
  operating properties
  (2)...................      2,900     2,823     3,764     3,670     3,605     3,474     3,145
 Cost of land sales (3).      1,341       987     1,421     1,580     1,627     1,295       928
                          ---------  --------  --------  --------  --------  --------  --------
  Earnings available for
   fixed charges........  $ 211,060  $179,884  $242,151  $246,773  $239,771  $211,157  $228,735
                          =========  ========  ========  ========  ========  ========  ========
Fixed charges:
 Interest costs.........  $ 169,330  $164,213  $219,838  $220,971  $219,705  $221,907  $219,538
 Amortization of debt
  issuance costs........      1,466     1,924     2,527     2,146     2,801     3,571     3,173
 Distributions on
  Company-obligated
  mandatorily redeemable
  preferred securities
  of a trust holding
  solely Parent Company
  subordinated debt
  securities............      9,539       --      1,204       --        --        --        --
 Portion of rental
  expense representative
  of interest factor
  (1)...................      5,301     5,042     8,266    10,788    15,988    14,739    15,265
 Support for debt
  service costs provided
  to affiliates
  accounted for under
  the equity method.....        --        --        --        --         31       389     1,106
                          ---------  --------  --------  --------  --------  --------  --------
  Total fixed charges
   (4)..................  $ 185,636  $171,179  $231,835  $233,905  $238,525  $240,606  $239,082
                          =========  ========  ========  ========  ========  ========  ========
Ratio of earnings to
 fixed charges..........       1.14      1.05      1.04      1.06      1.01       --        --
                          =========  ========  ========  ========  ========  ========  ========

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(1) Includes (a) 80% of minimum rentals, the portion of such rentals considered to be a reasonable estimate of the interest factor and (b) 100% of contingent rentals of $2,650,000 and $1,597,000 for the nine months ended September 30, 1996 and 1995, respectively, and $3,644,000, $6,232,000, $10,006,000, $8,106,000, and $8,458,000 for the years ended
    December 31, 1995, 1994, 1993, 1992, and 1991, respectively.

(2) Represents an estimate of depreciation of capitalized interest costs based on the Company's established depreciation policy and an analysis of interest costs capitalized since 1971.

(3) Represents 10% of costs of land sales, the portion of such cost considered to be a reasonable estimate of the interest factor.

(4) Total fixed charges exceeded the Company's earnings available for fixed charges by $29,449,000 and $10,347,000 for the years ended December 31, 1992 and 1991, respectively.